                                                                   EXHIBIT 10.19

                     SECOND AMENDMENT TO SUBLEASE AGREEMENT

     Reference is made to that certain Sublease Agreement, dated as of March 31, 1998 (the "Sublease") by and between the Sublandlord and Subtenant (as such parties are identified below) for premises at the property commonly known as 201 Spring Street, Lexington, Massachusetts. This Second Amendment to Sublease Agreement (this "Second Amendment") is entered into as of June 27, 2000 between Sublandlord and Subtenant. For valuable consideration, Sublandlord and Subtenant agree that:

     1. DEFINITIONS. In this Second Amendment the following terms have the meanings given to them.

          (a)  Sublandlord: MediaOne of Delaware, Inc., a Delaware corporation.

          (b)  Subtenant: Segue Software, Inc., a Delaware corporation.

          (c) Sublease: Sublease Agreement, dated March 31, 1998, between Sublandlord and Subtenant; as amended by that First Amendment to Sublease, dated effective July 15, 1998.

          (d) Original Premises: The Subleased Premises, as defined in the Sublease.

          (e) Third Expansion Space: 5,800 rentable square feet located in the lower level or garden level of the Building, as shown on EXHIBIT A-1 to this Second Amendment.

          (f)  Building Address:      201 Spring Street
                                      Lexington, Massachusetts

          (g)  Effective Date: July 1, 2000

          (h)  Third Expansion Space Rent Commencement Date: October 1, 2000.

Any capitalized term used in this Second Amendment but not defined in this Second Amendment has the meaning given for such term in the Lease.

     2. AMENDMENT TO SECTION 1. As of the Effective Date, the Third Expansion Space shall become a part of the Subleased Premises. The aggregate rent payable for the time period between the Effective Date and the Third Expansion Space Rent Commencement Date (i.e. $33,350) shall be amortized based upon a per annum interest rate of 10%, beginning on the Third Expansion Space Rent Commencement Date and ending on the Expiration Date. The Monthly Rent set forth in subsection
(i) below includes such amortization. Therefore, as of the Effective Date, the subsections of Section 1 set forth below are amended in their entirety to read as follows:

          (d) SUBLEASED PREMISES: The Initial Subleased Premises, First Expansion Space, the Second Expansion Space, and the Third Expansion Space, located on the first and second floors and the lower level (also known as garden level) of the Building, along with the appurtenant right to use common facilities as set forth in Section 2.2 of the Master Lease. The Initial Subleased Premises, the First Expansion Space, and the Second Expansion Space will be occupied by Subtenant in accordance with the Occupancy Schedule attached to this Sublease as EXHIBIT B, and the Third Expansion Space will be occupied by Subtenant July 1, 2000.

          ****

          (l) MONTHLY RENT: Payment of Rent shall begin as of the Commencement Date. The schedule below reflects the Monthly Rent payable (subject to waiver pursuant to Sections 3(e) and 3(l) of this Lease).

               TIME PERIOD                         MONTHLY RENT

               8/1/98 - 12/31/98                     $104,625.00
               1/1/99 - 6/30/99                      $135,625.00
               7/1/99 - 9/30/00                      $174,375.00
               10/1/00 - 6/30/03                     $186,037.83
               7/1/03 - 6/30/05                      $191,667.83
               7/1/05 - 10/31/07                     $192,146.17

               ****

          (k)  RENTABLE AREA OF THE SUBLEASED PREMISES:

               8/1/98 - 12/31/98                   40,500 square feet
               1/1/99 - 6/30/99                    52,500 square feet
               7/1/99 - 6/30/00                    67,500 square feet
               7/1/00 - 10/31/07                   73,300 square feet

               ****

          (m)  OPERATING EXPENSES BASE:

               (1) Original Premises, First Expansion Space and Second Expansion Space: The actual Operating Expense for the 12 month period commencing on the Commencement Date, adjusted pursuant to Section 5(c) below to reflect occupancy of 100% of the Rentable Area of the Building.

               (2) Third Expansion Space: The actual Operating Expenses for the 12 month period commencing on January 1, 2000, adjusted pursuant to Section 5(c) below to reflect occupancy of 100% of the Rentable Area of the Building.

          ****

          (n)  SUBTENANT'S SHARE:

               8/1/98 - 12/31/98                      39.512%
               1/1/99 - 6/30/99                       51.220%
               7/1/99 - 6/30/00                       65.853%
               7/1/00 - 10/31/07                      71.512%

               (determined by dividing the Rentable Area of the Subleased Premises by the Rentable Area of the Building and rounding to the nearest one thousandth of one percent)

          ****

          (o)  PARKING SPACES:

               8/1/98 - 12/31/98                       142
               1/1/99 - 6/30/99                        184
               7/1/99 - 6/30/00                        236
               7/1/00 - 10/31/07                       257

               All parking spaces are unassigned, non-reserved, and non-designated parking spaces in those surface parking lots made available to Sublandlord pursuant to the Master Lease. Subtenant's use of the Parking Spaces shall be in common with use by other tenants and Subtenants of the Building and other buildings in the business park, and shall be subject to the parking rules and regulations referenced in Section 2.2.1 of the Master Lease.

     4. AMENDMENT TO EXHIBIT A. As of the Effective Date, EXHIBIT A-1 to this Second Amendment shall be added to and become a part of EXHIBIT A to the Sublease.

     5. TENANT FINISH ALLOWANCE FOR THIRD EXPANSION SPACE. As of the Effective Date, Sublandlord shall provide Subtenant with an improvement allowance in an amount equal to $25.00 per rentable square foot of the Third Expansion Space ($25 x 5,800 square feet = $145,000 total) (the "3E Allowance"). This amount shall be paid by Sublandlord to Subtenant within 30 days after completion of the improvements to the Third Expansion Space and Subtenant delivers to Sublandlord invoices for design and construction work relating to the Third Expansion Space. All improvements shall be constructed in accordance and consistent with the requirements in the Master Lease for alterations and additions by the Sublandlord (see Section 3.3 of the Master Lease). Subject to the approval of the Master Landlord, it is anticipated that the tenant improvements to the Third Expansion Space will be carried out by Subtenant's contractor. Any unused portion of the 3E Allowance shall not be deemed a credit due Subtenant, or otherwise applied to Rent under the Sublease.

     6. CONFIRMATION OF SUBLEASE. Sublandlord and Subtenant confirm and ratify in all respects the terms and conditions of the Sublease, as amended by this Second Amendment.

     7. BROKERS. With respect to this Second Amendment, Sublandlord's Broker is Grubb & Ellis and Subtenant's Broker is McCall and Almy. Sublandlord and Subtenant acknowledge that they have dealt with no other brokerage firms other than those listed above. Sublandlord shall be responsible for paying all brokerage commissions, pursuant to the terms of a separate agreement.

     Sublandlord and Subtenant have executed this Second Amendment on the date first set forth above.

SUBLANDLORD:                                    SUBTENANT:

MEDIA ONE OF DELAWARE, INC.,                    SEGUE SOFTWARE, INC., a Delaware
a Delaware corporation                          corporation

By /s/ Thomas Wootten                           By  /s/ Gary Stickel
  ---------------------------------               ------------------------------
Name Thomas Wootten                             Name Gary Stickel
    -------------------------------                 ----------------------------
Title Director of Real Estate                   Title V.P. H.R. Admin.
     ------------------------------                  ---------------------------



Approved as to legal form by counsel to Sublandlord:
Fisher, Sweetbaum & Levin, P.C.

By /s/ Carlen T. Clark
  ---------------------
Date    6/30/00
    -------------------

STATE OF                    )
        --------------------
                            )ss.
COUNTY OF                   )
         -------------------

     The foregoing was acknowledged before me this________day of_______________, 200___, by
_________________________________as____________________________________________
______of_____________________.


WITNESS my hand and official seal.

                                                --------------------------------
                                                Notary Public

My commission expires
                     ---------------------------